EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                             FINE AIR SERVICES, INC.

                   (ORIGINALLY INCORPORATED ON MARCH 10, 1989)


                                    ARTICLE I

The name of the corporation is FINE AIR SERVICES, INC. (hereinafter called the "Company"). The address of the principal office and the mailing address of the Company is 2261 N.W. 67th Avenue, Building 700, Miami, Florida 33122.

                                   ARTICLE II

This Amended and Restated Articles of Incorporation shall be effective at _____ a.m. on __________, 1997.

                                   ARTICLE III

The purpose for which the Company is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE IV

The aggregate number of shares of all classes of capital stock which this Company shall have authority to issue is 60,000,000, consisting of (i) 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Company are as follows:

A. PROVISIONS RELATING TO THE PREFERRED STOCK.

          1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

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          2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

               (b) the number of shares to constitute the class or series and the designations thereof;

               (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

               (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

               (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (f) the dividend rate, whether dividends are payable in cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

               (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and the conversion price or prices

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               or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B. PROVISIONS RELATING TO THE COMMON STOCK.

          1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

          2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          3. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

C. GENERAL PROVISIONS.

          1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

          2. No shareholder of the Company shall have, by reason of its holding

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          shares of any class or series of stock of the Company, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.

                                    ARTICLE V

At no time shall more than 25% of the voting interest of the Company be owned or controlled by persons who are not "citizens of the United States" (as such term is defined in Title 49, United States Code, Section 40102), or as the same may be from time to time amended) ("Non-citizens"). In the event that Non-citizens shall own (beneficially or of record) or have voting control over any shares of common stock of the Company, (i) the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Company is in compliance with applicable provisions of law and regulations relating to ownership and control of a U.S. carrier, and (ii) the Company may, in its sole discretion, redeem any outstanding shares of stock which are owned in violation of this Article V. The Bylaws may contain provisions to implement this Article V, including, without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non-citizens, provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-citizens, and provisions governing redemption of stock owned or controlled by Non-citizens. Any determination made as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Company and any shareholder for purposes of this Article V.

                                   ARTICLE VI

At no time shall (i) more than one-third of the Board of Directors be Non-citizens, (ii) more than one-third of the officers of the Company be Non-citizens, or (iii) a Non-citizen be permitted to act as President of the Company.

                                   ARTICLE VII

The Company shall exist perpetually unless sooner dissolved according to law.

                                  ARTICLE VIII

A. NUMBER AND TERM OF DIRECTORS. The Company's Board shall consist of not less than three directors, with the exact number to be fixed from time to time by resolution of the Board. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to

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eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors elected to each class shall be determined by the Board and shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible. Each director in Class I shall be elected to an initial term to expire at the annual meeting next ensuing, each director in Class II shall be elected to an initial term to expire one year thereafter, and each director in Class III shall be elected to an initial term to expire two years thereafter, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, respectively, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office.

B. DIRECTOR VACANCIES; REMOVAL. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the Shareholders and qualified. Shareholders shall not, and shall have no power to, fill any vacancy on the Board. [Shareholders may remove a director from office prior to the expiration of his or her term, but only for "cause" by an affirmative vote of at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, voting together as a single class.]

C. SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VIII; Paragraph C, provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company's notice of

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annual meeting provided with respect to the previous year's annual meeting;
provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after such anniversary, such notice by the stockholder to be timely must be so received not more than ninety (90) days nor later than the later of (i) sixty (60) days prior to the annual meeting or (ii) the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


D. AMENDMENT ALTERATION OR REPEAL. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII.

                                   ARTICLE IX

A. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required or permitted to be taken by the Shareholders of the Company must be effected at a duly called annual or special meeting of Shareholders of the Company and may not be effected by any consent in writing by such Shareholders.

B. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law,

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special meetings of shareholders of the Company may be called only by the
Chairman of the Board or the Chief Executive Officer of the Company or by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

C. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty
(60) calendar days after such anniversary, such notice by the stockholder to be timely must be so received not more than ninety (90) days nor later than the later of (i) sixty (60) days prior to the annual meeting or (ii) the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Article IX, Paragraph C, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article IX, paragraph C; provided, however, that nothing in this Article IX, Paragraph C shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

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D. AMENDMENT ALTERATION OR REPEAL. Notwithstanding anything contained in these
Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX.

                                   ARTICLE X

The Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                                   ARTICLE XI

The Directors of the Company shall have the power to adopt, amend or repeal the bylaws of the Company.

                                   ARTICLE XII

The street address of the Company's registered office in the State of Florida is 2261 N.W. 67th Avenue, Building 700, Miami, Florida 33122, and the name of its registered agent at such office is Barry H. Fine.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ___ day of _________, 1997.


                                                     FINE AIR SERVICES, INC.

                                       By:
                                             Barry H. Fine, President